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                                                                         (j)(1)



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors of Harding, Loevner Funds, Inc.:

We consent to the use of our reports dated December 13, 2006, incorporated herein by reference, of Harding, Loevner Funds, Inc.(comprising, the International Equity Portfolio, Institutional Emerging Markets Portfolio, and Global Equity Portfolio), as of October 31, 2006, and to the references to our firm under the headings "Financial Highlights" in the prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the statement of additional information.

/s/ KPMG LLP

Philadelphia, Pennsylvania
December 21, 2006